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                                                                    EXHIBIT 21

                                THE GEON COMPANY
                                  SUBSIDIARIES


                                                               Jurisdiction of
Name                                                           Incorporation
----                                                           -------------

1997 Chloralkali Venture Inc.                                  Alabama
The Geon Company Australia Limited                             Australia
Auseon Limited                                                 Australia
Australian Vinyls Corporation (1)                              Australia
Geon Canada Inc.                                               Canada
Synergistics Industries Limited                                Canada
LP Holdings, Inc.                                              Canada
Geon Engineering Vinyls Limited                                England
Hydro Geon (2)                                                 England (3)
Geon Development Inc.                                          Delaware
Synergistics Chemicals Inc.                                    Delaware
La Porte Chemicals Corp.                                       Delaware
Lincoln & Southern Railroad Company                            Delaware
Polymer Diagnostics Inc.                                       Delaware
Sunbelt Chlor Alkali Partnership (2)                           Delaware (3)
Synergistics Industries (NJ), Inc.                             New Jersey
SPC Geon PTE LTD. (2)                                          Singapore
Synergistics Industries (TX), Inc.                             Texas
Invversiones The Geon Company de Venezuela C.A.                Venezuela

Notes:
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(1) Owned 37.4% by the Company
(2) Owned 50% by the Company.
(3) Partnership